Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GlobalSCAPE, Inc. on Form 10-K for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James R Morris, Chief Executive Officer and Desiree Smith, Controller and Interim Principal Financial and Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GlobalSCAPE, Inc.

March 29, 2012

/S/ JAMES R MORRIS
James R Morris
Chief Executive Officer

/S/ DESIREE SMITH
Desiree Smith
Controller and Interim Principal Financial and Accounting Officer